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                                                                     Exhibit 3.3

                               ARTICLES OF MERGER
                                       OF
                       U.S. CONSOLIDATED INDUSTRIES, INC.
                                       AND
                      ALLTECH INTERNATIONAL HOLDINGS, INC.

To the Division of Corporations and Commercial Code
State of Utah

          Pursuant to the provisions of the Utah Revised Business Corporation Act, the domestic business corporation and the foreign business corporation hereinafter named do hereby adopt the following Articles of Merger.

          1. Annexed hereto and made a part hereof is the Plan of Merger for merging U.S. CONSOLIDATED INDUSTRIES, INC. with and into ALLTECH INTERNATIONAL HOLDINGS, INC. as adopted by resolution adopted at a meeting by the Board of Directors of U.S. CONSOLIDATED INDUSTRIES, INC. on December 4, 2002, and by resolution adopted at a meeting by the Board of Directors of ALLTECH INTERNATIONAL HOLDINGS, INC. on December 6, 2002.

          2. With regard to U.S. CONSOLIDATED INDUSTRIES, INC., the designation, the number of outstanding shares, and the number of votes entitled to be cast by the sole voting group entitled to vote on the Plan of Merger, are as follows:

          (a) Designation of shares of voting group: Common

          (b) Number of outstanding shares of voting group: 18,900,000

          (c) Number of votes of voting group entitled to be cast on the Plan of
          Merger: 18,900,000

          3. With regard to U.S. CONSOLIDATED INDUSTRIES, INC., the total number of votes cast for and against the Plan of Merger by the sole voting group entitled to vote on the Plan of Merger is as follows:

          (a) Designation of shares of voting group: Common

          (b) Number of votes of voting group cast for the Plan of Merger:
          16,191,069

          (c) Number of votes of voting group cast against the Plan of Merger:
          None.

          4. The said number of votes cast for the Plan of Merger was sufficient for the approval thereof by the said voting group.

          5. The merger of U.S. CONSOLIDATED INDUSTRIES, INC. with and into ALLTECH INTERNATIONAL HOLDINGS, INC. is permitted by the laws of the jurisdiction of organization of ALLTECH INTERNATIONAL HOLDINGS, INC. and has been authorized in compliance with said Laws.

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          6. The address of the principal office of ALLTECH INTERNATIONAL
HOLDINGS, INC. within or without the State of Utah at which ALLTECH INTERNATIONAL HOLDINGS, INC. has authorized process to be served upon it by registered or certified mail return receipt requested is as follows:

Executed on January 1, 2003

                                       U.S. CONSOLIDATED INDUSTRIES, INC.


                                   By:
                                       -----------------------------------------
                                       Name of the officer: Charles E. Campbell
                                       Title of officer: President


                                       ALLTECH INTERNATIONAL HOLDINGS, INC.


                                   By: /s/ Richard Dolan
                                       -----------------------------------------
                                       Name of the officer: Richard Dolan
                                       Title of officer: Chief Executive Officer

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          6. The address of the principal office of ALLTECH INTERNATIONAL
HOLDINGS, INC. within or without the State of Utah at which ALLTECH INTERNATIONAL HOLDINGS, INC. has authorized process to be served upon it by registered or certified mail return receipt requested is as follows:

Executed on January 1, 2003

                                       U.S. CONSOLIDATED INDUSTRIES, INC.


                                   By: /s/ Charles E. Campbell
                                       -----------------------------------------
                                       Name of the officer: Charles E. Campbell
                                       Title of officer: President


                                       ALLTECH INTERNATIONAL HOLDINGS, INC.


                                   By:
                                       -----------------------------------------
                                       Name of the officer: Richard Dolan
                                       Title of officer: Chief Executive Officer

                          PLAN AND AGREEMENT OF MERGER
                                       of
                      ALLTECH INTERNATIONAL HOLDINGS, INC.
                            (a Delaware corporation)
                                       and
                       U.S. CONSOLIDATED INDUSTRIES, INC.
                              (a Utah corporation)

--------------------------------------------------------------------------------

        Pursuant to Subchapter IX of the Delaware General Corporation Law and Part II of the Utah Business Corporation Act

--------------------------------------------------------------------------------

     THIS PLAN AND AGREEMENT OF MERGER (the "Agreement") is made and entered into as of January 1, 2003 (the "Effective Date"), between ALLTECH INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("ALLTECH"), and U.S. CONSOLIDATED INDUSTRIES, INC., a Utah corporation ("USCI")(ALLTECH and USCI are sometimes hereinafter collectively referred to as the "Constituent Entities").

     WHEREAS, the registered office of ALLTECH is at 2711 Centerville Road, Suite 400, Wilmington, Delaware, and Corporation Service Company is the registered agent therein, in charge thereof, upon whom process against ALLTECH may be served within said state; and

     WHEREAS, the registered office of USCI is at 50 West Broadway, 8th Floor, Salt Lake City, Utah, and CT Corporation System is the registered agent therein, in charge thereof, upon whom process against USCI may be served within said state; and

     WHEREAS, ALLTECH was heretofore organized under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the office of the Secretary of State of Delaware on October 31, 2002; and

     WHEREAS, USCI (formerly, X-Cell Development, Inc.) was heretofore organized under the laws of the State of Utah, its Certificate of Formation having been filed in the office of the Secretary of State of Utah on May 22, 1984; and

     WHEREAS, the total number of shares of stock which ALLTECH has authority to issue is 20,000,000 shares of common stock, $0.001 par value (the "Alltech Common Stock"), of which 8,304,147 shares are issued and outstanding (and 695,853 shares which are reserved for issuance pursuant to a stock option plan) and 2,000,000 shares of preferred stock, $0.001 par value, none of which is issued and outstanding; and

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     WHEREAS, the total number of shares of stock which USCI has authority to issue is 50,000,000 shares of common stock, $0.001 par value (the "USCI Common Stock"), of which 18,900,000 shares are issued and outstanding.

     WHEREAS, ALLTECH, USCI, the directors of ALLTECH and the directors of USCI deem it advisable and to the advantage, welfare and best interests of the Constituent Entities and their respective shareholders, to merge said Constituent Entities under and pursuant to the provisions of Subchapter IX of the Delaware General Corporation Law and Part II of the Utah Business Corporation Act (collectively, the "Acts").

     NOW THEREFORE, in consideration of the mutual agreements, provisions, covenants and grants herein contained, it is hereby agreed by and between the said parties hereto, and in accordance with the Acts, that ALLTECH and USCI are hereby merged into a single corporation (the "Merger"), wherein ALLTECH shall be the surviving entity and the separate existence of USCI shall cease.

     AND the parties hereto do, by these presents, agree to and prescribe the terms and conditions of the Merger, and the mode of carrying the same into effect, which terms and conditions and mode of carrying the same into effect said parties hereto deem necessary, and the parties hereto do mutually and severally agree and covenant to observe, keep and perform, that is to say:

                                    ARTICLE I

     USCI shall be and is hereby merged into ALLTECH pursuant to the Acts.

                                   ARTICLE II

     The name of the surviving corporation is ALLTECH INTERNATIONAL HOLDINGS, INC., a Delaware corporation.

                                   ARTICLE III

     The manner and basis of converting the common stock of the Constituent Entities is as follows:

          Each 31.5 shares of USCI Common Stock that are issued and outstanding immediately before the Effective Date shall be converted at the Effective Date into one fully paid share of Alltech Common Stock.

                                   ARTICLE IV

     1. The ALLTECH name, identity, existence, franchises, rights and immunities of ALLTECH shall continue unaffected and unimpaired and shall be governed by the laws of Delaware. ALLTECH shall possess the powers, privileges and rights granted by and shall be governed by and subject to this Agreement.

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     2. The Certificate of Incorporation of ALLTECH shall be the Certificate of
Incorporation of the surviving corporation as the same shall be in effect on the Effective Date of the Merger.

     3. The By-Laws of ALLTECH shall continue to be the By-Laws of the surviving corporation, and said By-Laws shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Delaware General Corporation Law, the Certificate of Incorporation and said By-Laws.

     4. The USCI name, organization, Articles of Incorporation and By-Laws shall cease on the Effective Date of the Merger.

     5. The officers and directors of ALLTECH shall continue to serve as the officers and directors of the surviving corporation until duly changed pursuant to ALLTECH's By-Laws.

     6. The surviving corporation's principal place of business will be 2051 Waukegan Road, Deerfield, Illinois 60015 (the "Place of Business").

     7. This Agreement is on file at the Place of Business.

     8. A copy of this Agreement will be furnished by the surviving corporation on request and without cost, to any person holding an interest in either of the Constituent Entities.

                                    ARTICLE V

     1. At any time prior to the filing of this Agreement with the Secretary of State of Delaware, this Agreement may be amended, altered or repealed and other provisions authorized by the statutes of the State of Delaware and the State of Utah at the time in force maybe added or inserted in the manner and at the time prescribed by such statutes, and all rights at any time conferred upon the directors and shareholders of the Constituent Entities by this Agreement are granted subject to the provisions of this Article V.

     2. At any time prior to the filing of this Agreement with the Secretary of State of Delaware, this Agreement may be terminated or amended by the respective and appropriate directors of either of the Constituent Entities, if circumstances arise which, in the opinion of the directors, make such action advisable.

                                   ARTICLE VI

     1. Upon the consummation of the Merger hereby provided for, each and every right, privilege, power, and franchise, and each and every other interest of each of the Constituent Entities, shall be thereafter as fully and effectually the property of ALLTECH as though they were the property of each of the Constituent Entities; provided, however, that all rights of creditors and all liens upon any property of the parties hereto, and title to any real estate, whether by deed or otherwise, vested in ALLTECH shall not revert or be in any way impaired by reason of the Merger,

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and shall be preserved unimpaired; and all rights of creditors, debts, liabilities and duties of USCI shall thenceforth attach to ALLTECH and may be enforced against it to the same extent as if said rights of creditors, debts, liabilities and duties had been incurred or contracted by ALLTECH.

     2. If at any time ALLTECH shall deem or be advised that any further assignments, assurances in the law or other things are necessary or desirable to vest in it, according to the terms hereof, the title to any property of USCI, said USCI, and/or ALLTECH, and their proper directors, officers and shareholders, shall and will execute and do all such proper assignments, assurances in the law and other things necessary or proper to vest title to such property in ALLTECH and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE VII

     This Agreement has been adopted by the directors and by the shareholders of USCI in accordance with the Utah Business Corporation Act and by the directors and shareholders of ALLTECH in accordance with the Delaware General Corporation Law. If this Agreement is not thereafter and has not theretofore been terminated or amended as permitted by the provisions hereof, then a Certificate of Merger shall be filed and recorded in accordance with the Acts, respectively. Such filings shall be made on the same day. The Merger shall become effective on the date the appropriate documents are filed with the Delaware Secretary of State and the Utah Secretary of State.

                                  ARTICLE VIII

     For the convenience of the parties hereto and to facilitate the filing of this Agreement, any number of counterparts hereof may be executed and each counterpart shall be deemed to be an original. Facsimile signatures shall be considered authentic and legally binding.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ALLTECH INTERNATIONAL HOLDINGS,             U.S. CONSOLIDATED INDUSTRIES, INC.,
INC., a Delaware corporation                a Utah corporation


By: /s/ Richard Dolan                       By:
   --------------------------------------      ---------------------------------
   Richard Dolan, Chief Executive Officer      Charles E. Campbell, President

              [Signature page to the Plan and Agreement of Merger.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ALLTECH INTERNATIONAL HOLDINGS,             U.S. CONSOLIDATED INDUSTRIES, INC.,
INC., a Delaware corporation                a Utah corporation


By:                                         By: /s/ Charles E. Campbell
   --------------------------------------      ---------------------------------
   Richard Dolan, Chief Executive Officer      Charles E. Campbell, President

              [Signature page to the Plan and Agreement of Merger.]

                                      -5-